UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2024

Battery Future Acquisition Corp.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-41158	98-1618517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 The Green

#18195

Dover, DE 19901

(Address of principal executive office) (zip code)

929-465-9707

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	BFAC.U	New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	BFAC	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	BFAC.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

As previously disclosed, on May 7, 2024, Battery Future Acquisition Corp. (the “Company”) filed a definitive proxy statement on Schedule 14A (File No: 001-41158) (“Proxy Statement”) for the purposes of calling an extraordinary general meeting of the Company’s shareholders (the “Meeting”) to approve, among other proposals, an amendment to and restatement of the Company’s Amended and Restated Memorandum and Articles of Association (the “Charter”) to extend the date by which it has to consummate an initial business combination. The Meeting was held on May 30, 2024. The proposals and the results of the Meeting are described in further detail below in Item 5.07.

Effective May 30, 2024, the Company and Camel Bay LLC, a significant shareholder of the Company (the “Insider”), entered into non-redemption agreements (“Non-Redemption Agreements”) with several unaffiliated third-party shareholders of the Company in exchange for such shareholders agreeing to not redeem an aggregate of 140,800  Class A ordinary shares (“Non-Redeemed Shares”) at the Meeting. In exchange for the foregoing commitment to the Company to not redeem the Non-Redeemed Shares, the Insider has agreed to transfer to such shareholders, contemporaneously with the closing of the Company’s initial business combination, an aggregate 35,200 Class B ordinary shares of the Company (“Founder Shares”) held by the Insider for the first nine months of the extension period and an aggregate of 3,520 additional Founder Shares for each subsequent month needed during the extension period, provided that such shareholders do not exercise their redemption rights with respect to the Non-Redeemed Shares in connection with the Meeting and the extension is approved and effectuated. The Non-Redemption Agreements increased the amount of funds that remained in the Company’s trust account established in connection with Company’s initial public offering following the Meeting.

The foregoing summary of the Non-Redemption Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Non-Redemption Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

The information included in Item 5.07 is incorporated by reference into this item to the extent required.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 30, 2024, the Company held the Meeting to approve proposals to (i) amend the Charter to effectuate an extension of time for the Company to consummate an initial business combination from June 17, 2024 to June 17, 2025 or such earlier liquidation and dissolution date as the Company’s board of directors may approve (the “Extension”) and (ii) to re-elect one member of the Company’s board of directors (the “Board”), Wei Qian, as a Class I director, to hold office until the third succeeding general meeting and until his successor is duly elected and qualified. An aggregate of 11,620,989 ordinary shares of the Company, which represented a quorum of the outstanding ordinary shares entitled to vote as of the record date of April 30, 2024, were represented in person or by proxy at the Meeting.

The Company’s shareholders voted on the following proposals at the Meeting, which were approved:

(1)

Proposal No. 1 — The Extension Amendment Proposal — a proposal to amend the Company’s Charter to extend the date by which the Company has to consummate a business combination from June 17, 2024 to June 17, 2025 or such earlier liquidation and dissolution date as the Company’s board of directors may approve. The following is a tabulation of the votes with respect to this proposal:

For	Against	Abstain	Broker Non-Votes
11,620,781	207	1	0

(2)

Proposal No. 2 — The Director Election Proposal — a proposal to re-elect one member of the Company’s Board, Wei Qian, as a Class I director, to hold office until the third succeeding general meeting and until his successor is duly elected and qualified. The following is a tabulation of the votes with respect to this proposal:

For	Authority Withheld	Broker Non-Votes
10,816,799	208	0

In connection with the Meeting, public holders of an aggregate of 1,487,474 Class A ordinary shares of the Company sold in its initial public offering (“public shares”) exercised, and did not reverse, their right to redeem their public shares (leaving an aggregate of 3,683,125 public shares outstanding after the Meeting). The amount held in the Company’s trust account following such redemptions was an aggregate of $41,188,385.51, or approximately $11.18 per share.

On June 3, 2024, the Company filed a Fourth Amended and Restated Memorandum and Articles of Association with the Cayman Islands Registrar of Companies to effectuate the Extension. A copy of the Fourth Amended and Restated Memorandum and Articles of Association is attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
3.1	Amendment to Third Amended and Restated Memorandum and Articles of Association
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2024	BATTERY FUTURE ACQUISITION CORP.

	By:	/s/ Fanghan Sui
Fanghan Sui
Chief Executive Officer

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